Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: May 28, 2013

TALLGRASS GP HOLDINGS, LLC

By:	/s/ George E. Rider
George E. Rider
Executive Vice President, General Counsel and Secretary

TALLGRASS DEVELOPMENT GP, LLC

By:	/s/ George E. Rider
George E. Rider
Executive Vice President, General Counsel and Secretary

TALLGRASS DEVELOPMENT, LP

By:	Tallgrass Development GP, LLC, its general partner

By:	/s/ George E. Rider
George E. Rider
Executive Vice President, General Counsel and Secretary

TALLGRASS OPERATIONS, LLC

By:	/s/ George E. Rider
George E. Rider
Executive Vice President, General Counsel and Secretary